Exhibit 10.01

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Adapti, Inc., a Nevada corporation (the “Employer”), on behalf of itself, its parents, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Employer Group”), and Marilu Brassington (the “Employee”), residing at [____] (the Employer and the Employee are collectively referred to as the “Parties”) as of March 5, 2026 (the “Execution Date”).

The Employee’s last day of employment with the Employer is March 2, 2026 (the “Separation Date”). After the Separation Date, the Employee will not represent and has not represented that the Employee is an employee, officer, attorney, agent, or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date, except as otherwise provided in this Agreement.

1. Return of Property. The Employee warrants and represents that the Employee has returned all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other Employer Group property in the Employee’s possession. The Employee further acknowledges and agrees that the Employee no longer has access to and does not claim ownership of any of the Employer Group’s cloud storage or social media accounts and will not access them after Separation Date. Additionally, Employer will remove Employee from Employer accounts, including but not limited to bank accounts and brokerage accounts.

2. Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:

(a) has not filed any complaints or lawsuits against the Employer Group with any state or federal court or arbitration forum before executing this Agreement.

(b) has not made any claims or allegations to the Employer Group related to sexual harassment or sexual assault or abuse, and that none of the payments set forth in this Agreement are related to any such claims or allegations;

(c) has been properly paid for all hours worked for the Employer Group; and

(d) has received all wages, salary, commissions, bonuses, and other compensation due to the Employee as an employee.

3. Separation Benefits. As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 4 and other post-termination obligations, the Employer Group agrees to provide the following benefits to which the Employee is not otherwise entitled:

(a) Payment of Fifteen Thousand Dollars ($15,000) in aggregate gross salary, less applicable taxes and withholdings, representing continued base salary payments through March 31, 2026. Such amount shall be paid in accordance with the Employer’s regular payroll practices.

(b) Payment of accrued consulting fees of $80,000 earned pursuant to a consulting arrangement for services rendered prior to Employee becoming employed by Employer Group (“Accrued Consulting Fees”) as follows:

(i) Forty Thousand Dollars ($40,000) shall be payable upon the Company’s receipt of at least Five Hundred Thousand Dollars ($500,000) in aggregate net proceeds from the sale of its securities in an offering conducted pursuant to Regulation A under the Securities Act of 1933, as amended (the “Reg A Offering”);

(ii) an additional Forty Thousand Dollars ($40,000) payable upon the Company’s receipt of an additional Five Hundred Thousand Dollars ($500,000), resulting in aggregate net proceeds of at least One Million Dollars ($1,000,000) from the Reg A Offering; and

(iii) any remaining unpaid Accrued Consulting Fees will be paid no later than March 31, 2027.

(c) The Employer shall issue to Employee shares of the Employer’s common stock, par value $0.001 per share, having an aggregate value of Sixty Thousand Dollars ($60,000), determined based on the closing price of the Employer’s common stock on March 31, 2026. Such shares shall be issued subject to the Company’s standard restricted legend and applicable federal and state securities laws.

(d) The Employer shall accelerate the vesting of fifty thousand (50,000) shares issuable pursuant to Employee’s Non-Qualified Stock Option Agreement dated August 14, 2025. Such vested options shall remain exercisable in accordance with their terms through August 13, 2030, subject to Employee’s continued compliance with this Agreement.

(e) The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement, including the general release and restrictive covenants contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer Group to provide these or other benefits to any individuals other than the Employee. Notwithstanding the foregoing, no payment or benefit described in this Section 3 shall be made or begin before the Effective Date of this Agreement. Notwithstanding, nothing in this Agreement is intended to affect the outstanding subordinated convertible promissory note, in principal amount of 184,800, issued by Employer to Employee on August 14, 2025, which will remain an outstanding obligation of Employer.

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4. Release.

(a) Employee’s General Release and Waiver of Claims In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including each member of the Employer Group’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, and partners,, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that the Releasors may have or have ever had against the Released Parties, or any of them, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including but not limited to:

(i) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, the California Family Rights Act (CFRA), the California Consumer Privacy Act (CCPA), and the California Unruh Civil Rights Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(ii) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm;

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(iii) any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and

(iv) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB); (C) indemnification rights the Employee has for benefit of the Employer; and (D) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

This general release and waiver of claims also excludes, and the Employee does not waive, release, or discharge: (AA) the right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by or before, or provide information to any Government Agencies about a condition or violation of law; and (BB) the right to seek or receive a monetary award from a government-administered whistleblower award program, except that the Employee waives any right to monetary relief related to an administrative charge or complaint with the Equal Employment Opportunity Commission (EEOC), the California Civil Rights Department (CRD), or any state or local fair employment practices agency. “Government Agencies” means the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), the EEOC, the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental regulatory or law enforcement agency.

(b) Waiver of California Civil Code Section 1542

This Agreement is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Releasors specifically waive all rights under California Civil Code Section 1542, which states,

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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The Employee acknowledges that the Employee may later discover claims or facts in addition to or different from those which the Employee now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Releasors waive any and all Claims that might arise as a result of such different or additional claims or facts.

(c) Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i) the Employee has read this Agreement in its entirety and understands all of its terms;

(ii) by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing before signing this Agreement;

(iii) the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv) the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(v) the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period; and

(vi) the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to the Company Group’s Executive Chairman at [*] before the end of this seven-day period; and

(vii) the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.

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5. Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that:

(a) the Employee has read this Agreement in its entirety and understands all of its terms;

(b) by this Agreement, the Employee has been advised to consult with an attorney before executing this Agreement and has been given at least five (5) business days to do so, although the Employee may sign it sooner if desired;

(c) the Employee knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it;

(d) the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(e) the Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement; and

(f) the Employee understands that the waiver and release in this Agreement is being requested in connection with the Employee’s termination of employment from the Employer Group.

The Employee further acknowledges that the Employee is waiving and releasing claims under the Age Discrimination in Employment Act (ADEA), as amended, and has had twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the 21-day period. Further, the Employee acknowledges that the Employee shall have an additional seven (7) days from signing this Agreement to revoke consent to the Employee’s release of claims under the ADEA by delivering notice of revocation to the Employer Group’s Executive Chairman at [*] before the end of the seven-day period. In the event of a revocation by the Employee, the Employer Group shall have the option of treating this Agreement as null and void in its entirety.

Effective Date. This Agreement shall not become effective until the eighth (8th) day after the Employee signs, without revoking, this Agreement (“Effective Date”). No payments due to the Employee under this Agreement shall be made or begin before the Effective Date.

6. Post-Termination Obligations and Restrictive Covenants.

(a) Acknowledgment

The Employee understands and acknowledges that by virtue of the Employee’s employment with the Employer Group, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer Group, and benefitted from the Employer Group’s goodwill. The Employee understands and acknowledges that the Employer Group invested significant time and expense in developing the Confidential Information and goodwill.

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The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer Group’s legitimate business interests in its Confidential Information and goodwill. The Employee further understands and acknowledges that the Employer Group’s ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group and that the Employer Group would be irreparably harmed if the Employee violates the restrictive covenants below.

(b) Confidential Information

The Employee acknowledges that she previously executed an employee confidential information and invention assignment agreement dated August 14, 2025 (“Confidentiality Agreement”). The terms of the Confidentiality Agreement survive Employees termination of employment. With regard to this Section 6(b), Employee understands that she is subject to the more protective terms between the Confidentiality Agreement and this Section. The Employee acknowledges that during the course of employment with the Employer, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee may cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, algorithms, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

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The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee’s employment by the Employer is subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

(c) Disclosure and Use Restrictions

(i) Employee Covenants. The Employee agrees and covenants:

(A) to treat all Confidential Information as strictly confidential;

(B) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group, except as otherwise permitted by this Agreement (see Permitted Disclosures below) or with the prior consent of an authorized officer acting on behalf of the Employer Group (and then, such disclosure shall be made only within the limits and to the extent of such consent); and

(C) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Employer Group, except as otherwise permitted by this Agreement (see Permitted Disclosures below), by applicable law or with the prior written consent of an authorized officer acting on behalf of the Employer Group (and then, such disclosure shall be made only within the limits and to the extent of such law or consent).

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The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue after the Employee’s employment by the Employer until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.

(ii) Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

Nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful.

Nothing in this Agreement prohibits or restricts the Employee (or the Employee’s attorney) from initiating communications with, responding to an inquiry from, providing testimony before, or otherwise participating in any investigation or proceeding conducted by the Securities and Exchange Commission (SEC), any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances or a possible securities law violation/any Government Agencies (as defined in Section 4(a)).

Nothing in this Agreement prohibits or restricts the Employee (or the Employee’s attorney) from filing a charge or complaint with any Government Agencies (as defined in Section 4(a)), including but not limited to the SEC.

Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from discussing the terms and conditions of the Employee’s employment with co-workers or union representatives, exercising protected rights under Section 7 of the National Labor Relations Act (NLRA), or otherwise disclosing information as permitted by law.

7. Cooperation. The Parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation in the future. Accordingly, until March 31, 2026 (“Outside Date”), the Employee shall cooperate with the Employer regarding matters arising out of or related to the Employee’s service to the Employer, including but not limited to assisting in transition of accounting duties and financial information and records with such accounting personnel, as requested by Employer’s Executive Chairman. Additionally, after the Outside Date, Employee will continue to respond to reasonable requests for information and documents, but to the extent any requested cooperation exceeds more than 1 hour in any month, Employer will compensate the Employee at an hourly rate of $150 per hour.

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8. Non-Disparagement. The Employee agrees and covenants that the Employee shall not make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the Employer Group’s products or services. The Employee agrees and covenants that the Employee shall not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory, or disparaging remarks, comments, or statements concerning the Employer Group or its businesses, or any of its employees, officers, or directors, and their existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future/for five (5) years after the date of this Agreement.

This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, including the right to report possible securities law violations to the SEC, without notice to the Employer Group, rights under the National Labor Relations Act (NLRA), including the right to file unlawful labor practice (ULP) charges or participate, assist, or cooperate in ULP investigations, and rights under California law. This Section also does not prevent the Employee from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

9. Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of, or terms of, or the amount paid under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse, domestic partner, attorney, tax advisors, or as may be required by law.

Nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful, from disclosing information about possible securities law violations to the SEC, or from exercising protected rights under the NLRA or other federal, state, or local laws to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

10. Remedies. In the event of a breach or threatened breach by the Employee of any provision of this Agreement, the Employee hereby consents and agrees that money damages would not afford an adequate remedy and that the Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

If the Employee fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Employer may, in addition to any other available remedies, reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

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11. Successors and Assigns.

(a) Assignment by the Employer Group

The Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.

(b) No Assignment by the Employee

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

12. Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to the Employee’s employment with the Employer Group or termination of employment, this Agreement, or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration in the Los Angeles, county of Los Angeles, California before a single arbitrator. Arbitration shall be administered before the American Arbitration Association in accordance with the American Arbitration Association’s Employment/Workplace Rules. A copy of the American Arbitration Association’s Employment/Workplace Rules is available online at https://www.adr.org/rules-forms-and-fees/employment/. Each Party shall pay its own costs of arbitration.

Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction. Nothing in this Agreement shall prevent either the Employee or the Employer Group from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. This agreement to arbitrate is freely negotiated between the Employee and the Employer Group and is mutually entered into between the parties. By entering into this Agreement, the Parties are waiving all rights to have their disputes heard or decided by a jury or in a court trial.

________ By initialing here, the Employee acknowledges the Employee has read this paragraph and agrees with the arbitration provision.

13. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement , whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of California (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of California, county of Los Angeles. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

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14. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Employer Group and the Employee relating to the subject matter in this Agreement and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

15. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by an authorized representative of the Employer. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

16. Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.

17. Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

18. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

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19. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

20. Notices. All notices under this Agreement must be given in writing by personal delivery/regular mail/ or email at the addresses indicated in this Agreement or any other address designated in writing by either Party. When providing written notice to the Employer Group, a copy must be provided to the Employer’s outside counsel, Silvestre Law Group, P.C. at [*], email [*].

Notice to the Employer Group:

Adapti, Inc.

2278 Monitor Street

Dallas, TX 85004

[Email]

Notice to the Employee:

Marilu Brassington

[Address 1]

[Address 2]

Email: [*]

21. Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

22. Attorneys’ Fees and Costs. The Parties agree that in any action to enforce the terms, conditions, and provisions of this Agreement that the prevailing party in that action will be entitled to recover all reasonable attorneys’ fees and costs incurred in bringing or defending that action.

23. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

24. Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

EMPLOYER: ADAPTI, INC.

By
		Name:	Jeff Campbell
		Title:	Executive Chairman

EMPLOYEE: Marilu Brassington

Signature:
Print Name:	Marilu Brassington

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